Exhibit 99.D
EXHIBIT D

IRREVOCABLE PROXY

WHEREAS, the undersigned is executing this Irrevocable Proxy in connection with that certain Subscription Agreement dated as of the date below (the “Subscription Agreement”) between US BioEnergy Corporation (the “Company”) and CHS Inc. (“CHS”).

The undersigned hereby irrevocably constitutes and appoints Jay Debertin or John Schmitz, or either of them, with full power of substitution and revocation, the undersigned’s true and lawful agent, attorney and proxy, for the undersigned and in the undersigned’s name, place and stead, to vote, or otherwise give consent with respect to, all voting securities of the Company held by the undersigned at any and all meetings, regular or special, of holders of voting securities of the Company or any adjournment(s) or postponements) thereof, giving and granting to each of said attorney all the powers the undersigned would possess if personally present at such meeting:

(a)

for the election to the Board of Directors of the Company of such persons as CHS is entitled to appoint pursuant to the terms of Section 8 of the Subscription Agreement (each, an “Appointee”) until the undersigned shall receive a notice from the Company and CHS that such appointment right has been terminated;

(b)

once elected, for the presence at all times on the Board of Directors of the Company of each Appointee until the undersigned shall receive a notice from the Company and CHS that such appointment right has been terminated.

The undersigned agrees that the undersigned shall not transfer any voting securities held by the undersigned unless such transferee agrees to be bound by the provisions of this proxy.

By executing this proxy, the undersigned hereby revoke all proxies heretofore made by the undersigned with respect to the subject matter contained herein. The undersigned acknowledge that this proxy is coupled with an interest in the common stock of the Company and is irrevocable by the undersigned until the undersigned shall receive a notice from the Company and CHS of termination of this proxy.

Dated: November 17, 2005.

GLOBAL ETHANOL, INC.

By:	/s/ Roland J. “Ron” Fager

Its:	COO